UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 31, 2004
Date of Report (Date of earliest event reported)

Commission file number 1-10841

GREYHOUND LINES, INC.

and its Subsidiaries identified in Footnote (1) below
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	86-0572343 (I.R.S. employer identification no.)

15110 N. Dallas Parkway, Suite 600 Dallas, Texas (Address of principal executive offices)	75248 (Zip code)

(972) 789-7000
(Registrant’s telephone number, including area code)

None
(Former name, former address and former fiscal year, if changed since last report)

ITEM 5. OTHER EVENTS
ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
EX-99.1 Press Release

Co-Registrants

This Form 8-K is also being filed by the following entities. Except as set forth below, each entity has the same principal executive offices, zip code and telephone number as that set forth for Greyhound Lines, Inc. on the cover of this report:

		I.R.S. Employer	Jurisdiction
	Commission	Identification	Of
Name	File No.	No.	Incorp.

Atlantic Greyhound Lines of Virginia, Inc.	333-27267-01	58-0869571	Virginia

GLI Holding Company	333-27267-04	75-2146309	Delaware

Greyhound de Mexico, S.A. de C.V.	333-27267-05	None	Republic of
Mexico

Sistema Internacional de Transporte de Autobuses, Inc.	333-27267-08	75-2548617	Delaware
802 Commerce Street, 3rd Floor Dallas, Texas 75201 (214) 849-8616

Texas, New Mexico & Oklahoma Coaches, Inc.,	333-27267-10	75-0605295	Delaware
1313 13th Street Lubbock, Texas 79408 (806) 763-5389

T.N.M. & O. Tours, Inc.	333-27267-11	75-1188694	Texas
(Same as Texas, New Mexico & Oklahoma Coaches, Inc.)

Vermont Transit Co., Inc.	333-27267-12	03-0164980	Vermont
345 Pine Street Burlington, Vermont 05401 (802) 862-9671

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GREYHOUND LINES, INC. AND SUBSIDIARIES

ITEM 5. OTHER EVENTS

On February 2, 2004, Greyhound Lines, Inc. (the “Company”) issued a press release announcing it has reached a tentative agreement with the Amalgamated Transit Union National Local 1700 for a new collective bargaining agreement. A copy of the press release is furnished as a part of this current report on Form 8-K as Exhibit 99.1 and is incorporated herein in its entirety by reference. For further information see Footnote 6 to the Financial Statements (Union Contracts) included in the Company’s Form 10-Q for the period ended September 30, 2003.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (c) EXHIBITS

Exhibit Number	Description

99.1	Press Release dated February 2, 2004

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 2, 2004

GREYHOUND LINES, INC

By:	/s/ Cheryl W. Farmer Cheryl W. Farmer Vice President — Finance

ATLANTIC GREYHOUND LINES OF VIRGINIA, INC

By:	/s/ Cheryl W. Farmer Cheryl W. Farmer Vice President — Finance

GLI HOLDING COMPANY

By:	/s/ Cheryl W. Farmer Cheryl W. Farmer Vice President — Finance

GREYHOUND de MEXICO, S.A. de C.V.

By:	/s/ William J. Gieseker William J. Gieseker Examiner

SISTEMA INTERNACIONAL de TRANSPORTE de AUTOBUSES, INC

By:	/s/ Cheryl W. Farmer Cheryl W. Farmer Vice President — Finance

TEXAS, NEW MEXICO & OKLAHOMA COACHES, INC

By:	/s/ Cheryl W. Farmer Cheryl W. Farmer Vice President — Finance

T.N.M. & O. TOURS, INC

By:	/s/ Cheryl W. Farmer
Cheryl W. Farmer Vice President — Finance

VERMONT TRANSIT CO., INC

By:	/s/ Cheryl W. Farmer Cheryl W. Farmer Vice President — Finance

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